Paul Hastings LLP

101 California Street, 48th Floor

San Francisco, California 94111

1(415) 856-7007

davidhearth@paulhastings.com

July 10, 2026

VIA EDGAR

iM Global Partner Funds

2301 Rosecrans Avenue, Suite 2150

El Segundo, California 90245

Re:	iM Global Partner Funds - File Nos. 333-10015 and 811-07763

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the iM Global Partner Funds (the “Registrant”), as shown in Post-Effective Amendment No. 174 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth
David A. Hearth
for PAUL HASTINGS LLP